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                                                                    EXHIBIT 23.8

                         INDEPENDENT AUDITORS' CONSENT

The Partners
Meredith/New Heritage Strategic Partners L.P.:

  We consent to the inclusion of our report dated August 4, 1995, with respect to the balance sheet of Meredith/New Heritage Strategic Partners L.P. as of June 30, 1995 and the related statements of operations and partners' equity and cash flows for the year then ended, which report appears in the Form S-4 of Continental Cablevision, Inc. and to the reference to our firm under the heading "Experts" in the Prospectus.

                                          KPMG Peat Marwick LLP

Des Moines, Iowa
April 2, 1996